SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ING Groep N.V.
             (Exact name of Registrant as Specified in its Charter)

         The Netherlands
(State or Other Jurisdiction of                       Not Applicable
  Incorporation or Organization          (I.R.S. Employer Identification Number)

                               Amstelveenseweg 500
                                1081 KL Amsterdam
                         P.O. Box 810, 1000 AV Amsterdam
                                 The Netherlands
                           Telephone: 31-20-541-54-11
                  (Address and Telephone Number of Registrant's
                          Principal Executive Offices)

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
If this form relates to the registration of a class          If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the               of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General            Exchange Act and is effective pursuant to General
Instruction A. (c), please check the following               Instruction A. (d), please check the following
box. [X]                                                     box.  [_]
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 Securities Act registration file number to which this form relates: 333-84226

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                       Name of Each Exchange on
        to be so Registered                 Which Each Class is to be Registered
        -------------------                 ------------------------------------

7.20 % ING Perpetual Debt Securities           New York Stock Exchange, Inc.


     Securities to be registered pursuant to Section 12(g) of the Act: None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.

         The description of the securities to be registered hereby is incorporated by reference to the description that appears under the caption "Description of Debt Securities We May Offer" in the Prospectus and under the caption "Description of the ING Perpetual Debt Securities" in the Prospectus Supplement, both relating to the Registrant's Registration Statement on Form F-3 (the "Form F-3") under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the "Commission") on March 5, 2002 (File No. 333-84226), as amended by Amendment No. 1 thereto, filed on May 7, 2002, Amendment No. 2 thereto, filed on June 5, 2002, and Amendment No. 3 thereto, filed on July 1, 2002. On December 9, 2002, the Registrant filed with the Commission pursuant to Rule 424(b)(5) the Prospectus Supplement, dated December 6, 2002, relating to the 7.20% ING Perpetual Debt Securities (the "ING Perpetual Debt Securities"), and on December 10, 2002, a report on Form 6-K.


Item 2.   Exhibits.

     1. Form of Subordinated Indenture between the Registrant and The Bank of New York, as trustee (incorporated by reference from Exhibit 4.2 to the Form F-3).

     2. Form of Second Supplemental Indenture between the Registrant and The Bank of New York, as trustee, setting forth the terms of the ING Perpetual Debt Securities (incorporated by reference from the Registrant's report on Form 6-K filed with the Commission on December 10, 2002).

     3. Form of ING Perpetual Debt Securities (incorporated by reference from the Registrant's report on Form 6-K filed with the Commission on December 10, 2002).



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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       ING Groep N.V.
                                       (registrant)


Date:  December 10, 2002               By: /s/ Cornelis F. Drabbe
                                           -------------------------------------
                                           Name:  Cornelis F. Drabbe
                                           Title: Assistant General Counsel


                                       By: /s/ Diederik van Wassenaer
                                           -------------------------------------
                                           Name:  Diederik van Wassenaer
                                           Title: General Counsel